Board of Directors
Vivid Learning Systems, Inc.
Richland, WA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 29, 2004 on the financial statements of Vivid Learning Systems, Inc. as of September 30, 2004 and 2003 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S. Spokane, Washington

February 3, 2005